UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 12, 2005

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-32325	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On January 12, 2005, GMX Resources Inc. issued a press release announcing year-end proved reserves and estimated fourth quarter production. A copy of the press release is filed as Exhibit 99.1 to this report.

ITEM 7.01.	Regulation FD Disclosure.

On January 12, 2005, the Company made available on its website at www.gmxresources.com and distributed to certain investors a presentation (“Presentation”) providing certain information about the Company. Slide 10 of the Presentation is furnished under this Item 7.01 pursuant to Regulation FD and is included in Exhibit 99.2 to this report.

ITEM 8.01.	Other Events.

On January 12, 2005, the Company made available on its website at www.gmxresources.com and distributed to certain investors its Presentation providing certain information about the Company. The slides contained in the Presentation (with the exception of Slide 10 which is being furnished under Item 7.01) are filed as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

The following Exhibits are filed as a part of this report:

99.1	Company press release issued January 12, 2005.

99.2	Company Presentation dated January 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/s/ Ken L. Kenworthy Sr.
Ken L. Kenworthy Sr., Chief Financial Officer

Date: January 12, 2005

INDEX TO EXHIBITS

99.1	Company press release issued January 12, 2005.

99.2	Company Presentation dated January 7, 2005.